UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2024

CHAMPION HOMES, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Champion Homes, Inc. ("Champion" or the "Company") is deeply saddened by the loss of our long-time Board Member and former Chief Executive Officer, Keith Anderson, who passed away unexpectedly last week. The impact Mr. Anderson had on Champion throughout his tenure has had a deep and long-lasting impact on the Company. As CEO, he was instrumental in leading the merger with Skyline Corporation in 2018 to form the nation’s largest publicly traded manufactured housing company. As a Board Member, Mr. Anderson exemplified an unwavering commitment to providing quality products and delivering outstanding customer service and relationships, all while maintaining a strategic mindset toward fulfilling long-term goals. Mr. Anderson will be profoundly missed by the Company and the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champion Homes, Inc.

Date:	October 10, 2024	By:	/s/ Laurel Krueger
Laurel Krueger Senior Vice President, General Counsel & Secretary